Exhibit 10.25

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This Fourth Amendment to Amended and Restated Credit Agreement (this “Amendment”) is entered into as of November 2, 2012, by and among AMERICAN CRYSTAL SUGAR COMPANY, a cooperative corporation formed under the laws of the State of Minnesota (the “Borrower”), the Lenders signatories hereto, and COBANK, ACB, a federally chartered instrumentality of the United States (“CoBank”), in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS

The Borrower, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of July 30, 2009 (as amended by a First Amendment to Amended and Restated Credit Agreement dated as of July 30, 2010, a Second Amendment to Amended and Restated Credit Agreement dated as of November 4, 2010 and a Third Amendment to Amended and Restated Credit Agreement dated as of July 19, 2011, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Borrower has requested that the Administrative Agent and the Lenders make certain amendments to the Credit Agreement, and the Administrative Agent and the Lenders are willing to grant the Borrower’s requests on the terms and subject to the conditions set forth herein.

ACCORDINGLY, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.                                           Definitions.  Capitalized terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given them in the Credit Agreement.

Section 2.                                           Amendments to the Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)                                 Amendment to Section 1.1 of the Credit Agreement (Definitions).  Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definition:

“Fee Letter” means, collectively, the separate agreement dated as of the Closing Date, the separate agreement dated as of June 30, 2010, the separate agreement dated as of October 14, 2010, the separate agreement dated as of May 24, 2011 and each separate agreement executed in connection with any Facility Increase Notice, each between the Borrower and the Administrative Agent and each setting forth certain fees to be paid by the Borrower to the

Administrative Agent for the Administrative Agent’s own account or for the account of the Lenders, as more fully set forth therein.

(b)                                 Additional Amendment to Section 1.1 of the Credit Agreement (Definitions).  Section 1.1 of the Credit Agreement is further amended by deleting therefrom the definition of “Clean Up Period Loans”.

(c)                                  Amendment to Section 2.25 of the Credit Agreement (Clean Up Period).  Section 2.25 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Section 2.25                       [Reserved].”

(d)                                 Amendments to Schedules.  The Credit Agreement is hereby amended by deleting the Schedules to the Credit Agreement and replacing them in their entirety with the Schedules to this Amendment.

Section 3.                                           References.  All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby, and any and all references in any other Loan Document to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

Section 4.                                           No Other Changes.  Except as expressly set forth herein, all terms of the Credit Agreement and each of the other Loan Documents remain in full force and effect.

Section 5.                                           Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)                                 The Borrower has all requisite power and authority, corporate or otherwise, to execute and deliver this Amendment and to perform its obligations under this Amendment, the Accordion Increase effective as of the date hereof (the “2012 Accordion Increase”), the Credit Agreement as amended hereby and the other Loan Documents to which the Borrower is a party.  This Amendment and the Loan Documents to which the Borrower is a party have been duly and validly executed and delivered to the Administrative Agent by the Borrower, and this Amendment, the 2012 Accordion Increase, the Credit Agreement as amended hereby and the other Loan Documents to which the Borrower is a party constitute the Borrower’s legal, valid and binding obligations, enforceable in accordance with their terms.

(b)                                 The execution, delivery and performance by the Borrower of this Amendment, the 2012 Accordion Increase, the Credit Agreement as amended hereby and the other Loan Documents to which the Borrower is a party have been duly authorized by all necessary corporate or other action and do not and will not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate the Borrower’s Organizational Documents or any provision of any law, rule, regulation or order presently in effect having applicability to the Borrower, or (iii) result in a breach of, or constitute a

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default under, any indenture or agreement to which the Borrower is a party or by which the Borrower or its properties may be bound or affected.

(c)                                  All of the representations and warranties contained in Article IV of the Credit Agreement as amended hereby and in the other Loan Documents are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

(d)                                 No event has occurred and is continuing, or would result from the 2012 Accordion Increase or the execution and delivery of this Amendment or the other documents contemplated hereunder to which the Borrower is a party, which constitutes a Default or an Event of Default.

Section 6.                                           Effectiveness.  This Amendment shall be effective only if the Administrative Agent has received, on or before the date of this Amendment (or such later date as the Administrative Agent may agree in writing), each of the following, each in form and substance acceptable to the Administrative Agent in its sole discretion:

(a)                                 this Amendment, duly executed by the Borrower;

(b)                                 an Acknowledgment and Agreement of Guarantor, duly executed by the Guarantor;

(c)                                  an amended and restated Revolving Credit Facility Note to the extent requested by any Revolving Credit Facility Lender subscribing to the 2012 Accordion Increase, in each case duly executed by the Borrower in favor of such Revolving Credit Facility Lender;

(d)                                 a certificate of the secretary or other appropriate officer of the Borrower certifying (i) that the execution, delivery and performance of this Amendment, the 2012 Accordion Increase and the other documents contemplated hereunder to which the Borrower is a party have been duly approved by all necessary action of the Governing Board of the Borrower, and attaching true and correct copies of the applicable resolutions granting such approval; (ii) that the Organizational Documents of the Borrower, which were certified and delivered to the Administrative Agent pursuant to the most recent certificate of secretary or assistant secretary given by the Borrower to the Lenders, continue in full force and effect and have not been amended or otherwise modified except as set forth in the certificate to be delivered as of the date hereof; and (iii) that the officers and agents of the Borrower who have been certified to the Administrative Agent, pursuant to the most recent certificate of secretary or assistant secretary given by the Borrower to the Administrative Agent, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower;

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(e)                                  a signed copy of an opinion of counsel for each Obligor addressed to the Administrative Agent, on behalf of the Lenders, with respect to the 2012 Accordion Increase and the matters contemplated by this Amendment and all other documents, agreements and certificates contemplated hereunder;

(f)                                   evidence of all insurance required by the terms of the Security Documents, including but not limited to flood insurance if the real estate described in any Mortgage is located within the 100-year flood plain, together with certificates and loss payable endorsements showing the Administrative Agent, for the benefit of the Lender Parties, as mortgagee, additional insured and lender loss payee thereunder; and

(g)                                  payment of all fees and expenses due and payable pursuant to the Fee Letter dated as of October 2, 2012 and Section 9 hereof.

Section 7.                                           No Waiver.  Neither the 2012 Accordion Increase nor the execution of this Amendment or any documents, agreements and certificates contemplated hereunder shall be deemed to be a waiver of any Default or Event of Default or any other breach, default or event of default under any Loan Document or other document held by the Administrative Agent or any Lender, whether or not known to the Administrative Agent or any Lender and whether or not existing on the date of this Amendment.

Section 8.                                           Release of Administrative Agent and Lenders.  The Borrower, by its signature to this Amendment, hereby absolutely and unconditionally releases and forever discharges the Administrative Agent and the other Lender Parties, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former Directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever occurring or arising prior to the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

Section 9.                                           Costs and Expenses.  The Borrower hereby reaffirms its agreement under Section 9.6 of the Credit Agreement to pay or reimburse the Administrative Agent on demand for all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and specifically including allocated costs of in house counsel), in connection with the preparation, negotiation, execution, delivery and administration of this Amendment, the 2012 Accordion Increase and the other documents, agreements and certificates contemplated hereunder (whether or not the transactions contemplated hereby or thereby shall be consummated).

Section 10.                                    Miscellaneous.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Colorado (other than its conflicts of laws rules).  This Amendment, together with the Credit Agreement as amended hereby and the other

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Loan Documents, comprise the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to such subject matter, superseding all prior oral or written understandings.  Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

Signature page follows

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

AMERICAN CRYSTAL SUGAR COMPANY, as Borrower

By:	/s/ Samuel S.M. Wai
	Name:	Samuel S.M. Wai
	Title:	Treasurer

Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

COBANK, ACB, as Administrative Agent and as a Lender

By:	/s/ Michael Tousignant
	Name:	Michael Tousignant
	Title:	Vice President

Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Ed Cooper III
	Name:	Ed Cooper III
	Title:	Senior Vice President

Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Christine Howatt
	Name:	Christine Howatt
	Title:	Authorized Signatory

Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

The undersigned, a guarantor of the indebtedness of American Crystal Sugar Company, a cooperative corporation formed under the laws of the State of Minnesota (the “Borrower”), to CoBank, ACB, a federally chartered instrumentality of the United States, in its capacity as the Administrative Agent (as described in the Credit Agreement defined in the foregoing Fourth Amendment to Amended and Restated Credit Agreement (the “Fourth Amendment”; capitalized terms used herein and not otherwise defined shall have the meanings given them in the Fourth Amendment), pursuant to an Amended and Restated Guaranty dated as of July 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), hereby (i) acknowledges receipt of the Fourth Amendment; (ii) consents to the terms and execution thereof; (iii) reaffirms all obligations to the Administrative Agent and the Lenders pursuant to the terms of the Guaranty; (iv) acknowledges that the Administrative Agent and the Lenders may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty; and (v) absolutely and unconditionally releases and forever discharges the Administrative Agent and the other Lender Parties, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former Directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the undersigned has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever occurring or arising prior to the date of the Fourth Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

SIDNEY SUGARS INCORPORATED

By:	/s/ Samuel S.M. Wai
	Name:	Samuel S.M. Wai
	Title:	Treasurer

Acknowledgment and Agreement of Guarantor

Schedule 4.1

DOING BUSINESS NAMES; BUSINESS LOCATIONS

Obligor	Names and Locations
American Crystal Sugar Company

Name, Trade Names, Etc.: American Crystal Sugar Company

State of Organization: Minnesota

Chief Executive Office: 101 Third Street North, Moorhead, MN 56560-1952

Principle Place of Business: 101 Third Street North, Moorhead, MN 56560-1952

Tax Identification Number: 84-0004720

Direct and Indirect Subsidiaries: Sidney Sugars Incorporated, ProGold Limited Liability Company, Crab Creek Sugar Company

Sidney Sugars Incorporated

Name, Trade Names, Etc.: Sidney Sugars Incorporated

State of Organization: Minnesota

Chief Executive Office: 101 Third Street North, Moorhead, MN 56560-1952

Principle Place of Business: 35140 County Road 125, Sidney, MT 59270

Tax Identification Number: 22-3874444

Direct and Indirect Subsidiaries: None

Sch. 4.1

Schedule 4.4

CAPITALIZATION; ORGANIZATION CHART

Holder, Class and Percentage Interests of the Ownership of Each Obligor and Subsidiaries:

Borrower owns 100% of the outstanding capital stock of Sidney Sugars Incorporated (Guarantor).

Borrower owns 100% of the outstanding capital stock of Crab Creek Sugar Company.

Borrower owns 51% of the outstanding membership interests in ProGold Limited Liability Company.

Organization Chart:

Sch. 4.4

Schedule 4.7

LITIGATION

None.

Sch. 4.7

Schedule 4.11

PLANS

Retirement Plan A for Employees of American Crystal Sugar Company and for Employees of Sidney Sugars Incorporated.

Retirement Plan B for Employees of American Crystal Sugar Company and for Employees of Sidney Sugars Incorporated.

Group Employee Health Plan for Employees and Retirees of American Crystal Sugar Company.

Group Health Plan for employees and retirees of Sidney Sugars Incorporated.

Sch. 4.11

Schedule 4.12

ENVIRONMENTAL COMPLIANCE

On August 12, 2011, the Borrower received a Finding of Violation and Notice of Violation from the United States Environmental Protection Agency (EPA) for alleged violations of the Clean Air at the Borrower’s three Minnesota factories based on events occurring from 1985 to the 1990s. The EPA has referred the matter to the Department of Justice for evaluation of a possible claim.  To date, no such claim has been filed.  The Borrower denies any violation and intends to contest any claim that may be filed.  The Borrower cannot predict whether a claim will be filed, and if it is, what the outcome will be.

Sch. 4.12

Schedule 4.18

LICENSES, COMPLIANCE WITH LAWS, OTHER AGREEMENTS

None.

Sch. 4.18

Schedule 6.1

OUTSTANDING LIENS

Liens in favor of the Noteholders (as defined in the Intercreditor Agreement) to secure the Senior Secured Notes (as defined in the Intercreditor Agreement).

Liens in favor of IBM Credit LLC, as evidenced by the following: (i) UCC filing #200918450900 filed on December 21, 2009, with the Minnesota Secretary of State against the Borrower as debtor, (ii) UCC filing #201020583251 filed on June 15, 2010, with the Minnesota Secretary of State against the Borrower as debtor, and (iii) Term Lease Supplement #D00G22392 between the Borrower and IBM Credit LLC dated December 8, 2009 (IBM Credit LLC has not filed a UCC financing statement on the foregoing Term Lease Supplement).

Liens in favor of RDO Equipment Co., as evidenced by the following: (i) UCC filing #200810993995 filed on March 17, 2008, with the Minnesota Secretary of State against the Borrower as debtor, (ii) UCC filing #200811234423 filed on April 2, 2008 with the Minnesota Secretary of State against the Borrower as debtor, (iii) UCC filing #200916608758 filed on July 1, 2009 with the Minnesota Secretary of State against the Borrower as debtor, and (iv) UCC filing #201022199900 filed on November 19, 2010, with the Minnesota Secretary of State against the Guarantor as debtor.

Liens in favor of North Central Rental & Leasing LLC, as evidenced by as evidenced by the following: (i) UCC filing #201125306044 filed on August 23, 2011, with the Minnesota Secretary of State against the Borrower as debtor, (ii) UCC filing #201227190392 filed on February 10, 2012, with the Minnesota Secretary of State against the Borrower as debtor, (iii) UCC filing #201228566478 filed on June 7, 2012, with the Minnesota Secretary of State against the Borrower as debtor, and (iv) UCC Filing #201229368881filed August 24, 2012, with the Minnesota Secretary of State against the Borrower as debtor.

Liens in favor of American National Bank and Trust Company against the pollution control equipment located at Moorhead, Minnesota as security for the 2001A East Grand Forks Bonds.

Liens in favor of Minn-Dak Farmers Cooperative and United States Sugar Corporation against marketing assets.

Sch. 6.1

Schedule 6.2

OUTSTANDING DEBT

Debt owed to the 1998 Noteholders (as defined in the Intercreditor Agreement) with respect to the 1998 Senior Secured Notes (as defined in the Intercreditor Agreement).

2009 Solid Waste Bonds (Traill County, North Dakota) in the aggregate principal amount of $27,330,000.

2001A East Grand Forks Bonds in the aggregate principal amount of $1,960,000.

2010 City of Moorhead Bonds in the aggregate principal amount of $15,000,000.

2009 East Grand Forks Bonds in the aggregate principal amount of $34,350,000.

Debt owed to Wells Fargo Bank in connection with the Borrower’s $1,000,000 overnight line.

Debt owed by Sidney Sugars Incorporated to the Borrower in connection with intercompany loans.

Debt owed to the Obligor’s marketing pool (which includes Minn-Dak Farmers Cooperative and United States Sugar Corporation).

Debt secured by the Liens described on Schedule 6.1.

Debt guarantied pursuant to the Guaranties described on Schedule 6.3.

Sch. 6.2

Schedule 6.3

OUTSTANDING GUARANTIES

The Borrower has guaranteed the debt of Midwest Agri-Commodities Company in the aggregate principal amount of $1,800,000 owed to Co-Bank, ACB.

The Guarantor has guaranteed the Borrower’s debt owed to the Noteholders (as defined in the Intercreditor Agreement) with respect to the Senior Secured Notes (as defined in the Intercreditor Agreement).

Sch. 6.3

Schedule 6.4

EXISTING INVESTMENTS

Investments in the following entities as reflected on the Borrower’s financial statements:

Sidney Sugars Incorporated

ProGold Limited Liability Company

Crab Creek Sugar Company

United Sugars Corporation

Midwest Agri Commodities Company

Co-Bank, ACB

Other cooperatives (CHS and electric coops)

Sch. 6.4